UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2012

BRUKER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30833 (Commission File Number)	04-3110160 (IRS Employer Identification No.)

40 Manning Road
Billerica, MA 01821

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (978) 663-3660

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 5.02.                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)     On March 1, 2012, Michael Gunnar Knell joined Bruker Corporation (the “Company”) as Vice President of Finance and Chief Accounting Officer. In this position, Mr. Knell serves as the Company’s principal accounting officer, reporting to the Company’s Chief Financial Officer, William J. Knight. Mr. Knight had served as the Company’s principal accounting officer prior to Mr. Knell’s appointment, and continues to serve as the Company’s principal financial officer.

Prior to joining the Company, Mr. Knell, age 35, was with Ernst & Young LLP in its Boston office, where since 1998 he served in various roles, including most recently as Partner - Assurance Services and as a senior manager of Assurance Services from 2006 until his promotion to partner in July 2011. Mr. Knell’s audit experience at Ernst & Young included service for a variety of clients in the retail, consumer products and manufacturing industries. Mr. Knell is a Certified Public Accountant in Massachusetts and holds a Bachelor of Science degree in Business Administration from the State University of New York at Buffalo.

Mr. Knell will receive an annual base salary of $220,000 and is eligible to receive an annual performance bonus based on a 2012 bonus target level of $60,000, subject to proration from the date of commencement of his employment. Mr. Knell will also receive a signing bonus of $5,000 and an initial grant of options to purchase 35,000 shares of common stock of the Company pursuant to the Company’s 2010 Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER CORPORATION (Registrant)

Date: March 2, 2012	By:	/s/ William J. Knight
William J. Knight
Chief Financial Officer